EXHIBIT 32

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chairman, President and Chief Executive Officer and the Senior Vice President, Finance, of MacDermid, Incorporated (“the Corporation”) respectively, each hereby certifies that to his knowledge on the date hereof:

The annual report on Form 10-K of the Corporation for the annual period ended December 31, 2005, filed on the date hereof with the Securities and Exchange Commission (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of December 31, 2005, of the Corporation.

Date: March 10, 2006                      /s/ Daniel H. Leever

                                         Daniel H. Leever
                        Chairman and
                                      Chief Executive Officer

Date: March 10, 2006                    /s/ Gregory M. Bolingbroke

                                 Gregory M. Bolingbroke
                                       Senior Vice President, Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.